Exhibit 3.3

AMENDED AND RESTATED BYLAWS OF

CARIS LIFE SCIENCES, INC.

ADOPTED ON JULY 28, 2020

ARTICLE I

OFFICES

Section 1.01    REGISTERED OFFICE AND AGENT. The registered office and registered agent of Caris Life Sciences, Inc. (the “Corporation”) will be as set forth in the Corporation’s Certificate of Formation (the “Certificate”). The registered office or registered agent may be changed by resolution of the Board of Directors (the “Board”), upon making the appropriate filing with the Secretary of State.

Section 1.02    PRINCIPAL OFFICE. The principal office of the Corporation will be located at such place within or without the State of Texas as will be fixed from time to time by the Board.

Section 1.03    OTHER OFFICES. The Corporation may also have other offices at any places, within or without the State of Texas, as the Board may designate, or as the business of the Corporation may require or as may be desirable.

Section 1.04 BOOKS AND RECORDS. All records maintained by the Corporation in the regular course of its business, including its share transfer ledger, books of account, and minute books, may be maintained in written paper form or another form capable of being converted to written paper form within a reasonable time. The Corporation will convert any records so kept upon the request of any person entitled to inspect the records pursuant to applicable law.

ARTICLE II

SHAREHOLDERS

Section 2.01    PLACE OF MEETING. All meetings of the shareholders will be held either at the principal office of the Corporation or at any other place, either within or without the State of Texas, as will be designated in the notice of the meeting or duly executed waiver of notice. The Board may, in its discretion, determine that the meeting may be held solely by means of remote communication as set out in Section 2.02 below.

Section 2.02    MEETINGS OF SHAREHOLDERS BY REMOTE COMMUNICATION. If authorized by the Board, and subject to any guidelines and procedures adopted by the Board, shareholders not physically present at a shareholders' meeting may participate in the meeting by means of remote communication and may be considered present in person and may vote at the meeting, whether held at a designated place or solely by means of remote communication, subject to the conditions imposed by applicable law.

Section 2.03    ANNUAL MEETING. An annual meeting of shareholders will be held on the date and time set by the Board and stated in the notice of the meeting for the purpose of electing directors and transacting any other business as may be brought properly before the meeting. Failure to hold the annual meeting at the designated time does not result in the winding up or termination of the Corporation. If the Board fails to call the annual meeting, any shareholder may make written demand to any officer of the Corporation that an annual meeting be held.

Section 2.04    SPECIAL SHAREHOLDERS' MEETINGS. Special meetings of the shareholders may be called by the President, the Board, or by the holders of at least fifty percent (50%) of all the shares entitled to vote at the proposed special meeting. The record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting. Only business within the purpose or purposes described in the notice or executed waiver of notice may be conducted at a special meeting of the shareholders.

Section 2.05    FIXING THE RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board may fix a date, not more than sixty (60) days or less than ten (10) days before the meeting, as the record date for such determination.

Whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date will not precede, and will not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board.

If no record date has been fixed as provided in this Section 2.05, then (a) the record date for determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof will be the date on which notice of the meeting is mailed, (b) the record date for determining shareholders entitled to give written consent to action taken without a meeting, where no prior Board action is required to be taken by the Texas Business Organizations Code (the “TBOC”), will be the date on which a signed written consent is first delivered to the Corporation, and (c) the record date for determining shareholders entitled to give written consent to action taken without a meeting, where prior Board action is required to be taken by the TBOC, will be the close of business on the date on which the Board adopts a resolution taking such prior action.

Section 2.06    NOTICE OF SHAREHOLDERS’ MEETING. Written notice stating the place, day, and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than ten (10) days and not more than sixty (60) days before the date of the meeting, personally, by electronic transmission, or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting. If mailed, the notice will be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the share transfer records of the Corporation, with postage prepaid.

Notwithstanding the preceding paragraph, notice of a shareholder meeting regarding a fundamental business transaction (as defined by Texas law) must be given to each shareholder of the Corporation not later than twenty-one (21) days prior to the meeting, regardless of the shareholder’s right to vote on the matter. Notice of such action will comply with any other requirements set by law.

A shareholder entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. The participation or attendance of a shareholder at a meeting constitutes waiver of notice, unless the shareholder participates in or attends the meeting solely to object to the transaction of business on the ground that the meeting was not lawfully called or convened.

Notice may be given to the shareholder by electronic transmission. The shareholder may specify the form of electronic transmission to be used to communicate notice. The shareholder may revoke this consent by written notice to the Corporation.

Notice by electronic transmission is deemed given when the notice is:

(a)	Transmitted to a fax number provided by the shareholder.

(b)	Transmitted to an email address provided by the shareholder.

(c)	Posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder.

(d)	Communicated to the shareholder by any other form of electronic transmission.

Section 2.07    VOTING LISTS. The officer or agent in charge of the share transfer records of the Corporation will prepare, at least eleven (11) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with (a) the address of each shareholder, (b) the type of shares held by each shareholder, (c) the number of shares held by each shareholder, and (d) the number of votes that each shareholder is entitled to if different than the number of shares held.

The list will be kept on file at the registered office or principal place of business of the Corporation and will be subject to inspection by any shareholder at any time during usual business hours for a period of ten (10) days prior to the meeting. The list will also be produced and kept open at the meeting and will be subject to the inspection of any shareholder during the meeting. The original share transfer records will be prima-facie evidence of the shareholders entitled to examine the list and to vote at any meeting of shareholders.

Section 2.08    QUORUM OF SHAREHOLDERS. The presence in person or by proxy of the holders of a majority of the shares entitled to vote constitutes a quorum for a meeting of the shareholders. Unless otherwise required by the TBOC, the Certificate, or these Bylaws:

(a)            The affirmative vote of the holders of a majority of the shares represented at a meeting at which a quorum is present will be the act of the shareholders.

(b)            The shareholders represented in person or by proxy at a meeting at which a quorum is present may conduct any business properly brought before the meeting until adjournment, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote will not affect the presence of a quorum at the meeting.

If a quorum is not present, the shareholders represented in person or by proxy may adjourn the meeting until a time and place determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At such adjourned meeting at which the required number of voting shares will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.09    CONDUCT OF MEETINGS. The Board may adopt by resolution rules and regulations for the conduct of meetings of the shareholders as it will deem appropriate. At every meeting of the shareholders, a director or officer designated by the Board will act as chairman of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting will appoint secretary of the meeting, will act as secretary of the meeting and keep the minutes thereof.

Section 2.10    VOTING OF SHARES. Each outstanding share, regardless of class or series, will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Certificate provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series. Unless otherwise required by the TBOC, the Certificate, or these Bylaws, any matter, other than the election of directors, brought before any meeting of shareholders at which a quorum is present will be decided by the affirmative vote of the holders of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

Unless otherwise required by the Certificate, the election of directors will be decided by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting of the shareholders at which a quorum is present.

Shareholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Any vote may be taken by voice or show of hands unless a shareholder entitled to vote, either in person or by proxy, objects, in which case written ballots will be used.

Section 2.11    VOTING BY PROXY OR NOMINEE. Shares of the Corporation owned by the Corporation itself or by another corporation or entity, the majority of the voting shares or interest of which is owned or controlled by the Corporation, will not be voted, directly or indirectly, at any meeting, and will not be counted in determining the total number of outstanding shares at any given time. Nothing in this section will be construed as limiting the right of the Corporation or any domestic or foreign corporation or other entity to vote shares, held or controlled by it in a fiduciary capacity, or with respect to which it otherwise exercises voting power in a fiduciary capacity.

Any shareholder may vote either in person or by proxy executed in writing by the shareholder. No proxy will be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy will be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of (a) a pledgee; (b) a person who purchased or agreed to purchase, or who owns or holds an option to purchase, the shares subject to the proxy; (c) a creditor of the Corporation who extended the Corporation credit under terms requiring the appointment; (d) an employee of the Corporation whose employment contract requires the appointment; or (e) a party to a voting agreement or shareholders’ agreement created under the TBOC.

Shares owned by another corporation, domestic or foreign, may be voted by any officer, agent, or proxy as the bylaws of that corporation may authorize or, in the absence of authorization, as the board of directors of that corporation may determine.

An administrator, executor, guardian, or conservator may vote shares held in that fiduciary capacity if the shares forming a part of an estate are in the possession and forming a part of the estate being served by the fiduciary, either in person or by proxy, without a transfer of the shares into the fiduciary’s name. A trustee may vote shares standing in the trustee’s name, either in person or by proxy, but no trustee will be entitled to vote shares held by him or her without a transfer of the shares into his or her name as trustee.

A receiver may vote shares standing in the name of a receiver and may vote shares held by or under the control of a receiver without the transfer thereof into the receiver’s name if authority to do so is contained in an appropriate order of the court by which the receiver was appointed.

A shareholder whose shares are pledged will be entitled to vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee will be entitled to vote the shares transferred, subject to any agreements containing restrictions on the hypothecation, assignment, pledge, or voluntary or involuntary transfer of shares.

The Board may establish a procedure by which a shareholder may file a statement with the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person to be recognized by the Corporation as the shareholder. The procedure must determine the extent of the Corporation’s recognition of the specified person as a shareholder and may include any provisions that the Board deems necessary, including, but not limited to, any of the following:

(a)	The types of nominee shareholders who may file a statement.

(b)	The rights or privileges of the beneficial owner to be recognized by the Corporation upon filing of a statement.

(c)	The information to be included in the statement.

(d)	The timeframe within which the statement must be received for the statement to be effective as to an upcoming meeting or vote.

(e)	The time period for which the statement filed will be recognized by the Corporation.

Section 2.12    WRITTEN CONSENT OF SHAREHOLDERS WITHOUT A MEETING. Any action required by the TBOC to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, will have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action at a meeting at which holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent will be given to those shareholders who did not consent in writing to the action.

ARTICLE III

DIRECTORS

Section 3.01    BOARD. The business and affairs of the Corporation will be managed under the direction of the Board. Directors need not be residents of the State of Texas or shareholders of the Corporation.

Section 3.02    NUMBER OF DIRECTORS. The number of directors will be one (1), provided that the number may be increased or decreased from time to time by an amendment to these Bylaws or by resolution adopted by the Board. No decrease in the number of Directors will have the effect of shortening the term of any incumbent director.

Section 3.03    TERM OF OFFICE. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors will elect directors, each of whom will hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal.

Section 3.04    VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any vacancy occurring in the Board may be filled by election at an annual or special meeting of shareholders called for that purpose, or may be filled by the affirmative vote of a majority of the remaining directors even when the majority of the remaining directors is less than a quorum of the total number of directors specified in the Certificate or the Bylaws. A director elected to fill a vacancy will be elected for the unexpired term of his or her predecessor in office.

A directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or may be filled by the Board for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board may not fill more than two (2) directorships during the period between any two (2) successive annual meetings of shareholders.

Section 3.05    REMOVAL. Any director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of the director or directors, at any meeting of shareholders called expressly for that purpose.

Section 3.06    RESIGNATION. A director may resign by providing written notice to the Corporation. The resignation will be effective upon the later of the date of receipt of the notice of resignation or the effective date specified in the notice. Acceptance of the resignation will not be required to make the resignation effective.

Section 3.07    REGULAR MEETINGS OF DIRECTORS. A regular meeting of the newly-elected Board will be held without other notice immediately following each annual meeting of shareholders, at which the board will elect officers and transact any other business as will come before the meeting. The board may designate a time and place for additional regular meetings, by resolution, without notice other than the resolution.

Section 3.08    SPECIAL MEETINGS OF DIRECTORS. The Chairman may call a special meeting of the Board at a time or place determined by the Chairman. The Chairman will call a special meeting at the written request of two (2) or more directors.

Section 3.09    NOTICE OF DIRECTORS’ MEETINGS. All special meetings of the Board will be held upon not less than two (2) days’ written notice stating the date, place, and time of the meeting delivered to each director either personally or by mail. Notice of a regular or special meeting of the Board may be provided to a director by electronic transmission on consent of the director. The director may specify the form of electronic transmission to be used to communicate notice.

A written waiver of the required notice signed by a director entitled to the notice, before or after the meeting, is the equivalent of giving notice to the director who signs the waiver. A director’s attendance at any meeting will constitute a waiver of notice of the meeting, except where the directors attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.10    QUORUM AND ACTION BY DIRECTORS. A majority of the number of directors will constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present at the time of the act will be the act of the Board, unless the act of a greater number is required by law, the Certificate, or these Bylaws. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting.

Section 3.11    COMPENSATION. Directors, as such, will not receive any stated salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board or committee thereof. A director will not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.12    ACTION BY DIRECTORS WITHOUT A MEETING. Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at a meeting of the Board or any committee may be taken without a meeting if all members of the Board or committee consent in writing or by electronic transmission and the writings or electronic transmissions are filed with the minutes of the proceedings of the Board.

Section 3.13    COMMITTEES OF THE BOARD. The Board, by resolution adopted by a majority of the Board, may designate one or more directors to constitute one or more committees, to exercise the authority of the Board to the extent provided in the resolution of the Board and allowed under the TBOC.

No committee of the Board will have the authority to authorize a distribution or to authorize the issuance of shares of the Corporation unless the resolution designating a particular committee expressly so provides.

The designation of a committee of the Board and the delegation thereto of authority will not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

ARTICLE IV

OFFICERS

Section 4.01    POSITIONS AND ELECTION. The officers of the Corporation will be elected by the Board and will be a Chief Executive Officer, President and a Secretary and any other officers, including assistant officers and agents, as may be deemed necessary by the Board. Any two (2) or more offices may be held by the same person.

Each officer will serve until a successor is elected and qualified or until the earlier death, resignation, or removal of that officer. Vacancies or new offices will be filled at the next regular or special meeting of the Board.

Section 4.02    REMOVAL. Any officer elected or appointed by the Board may be removed with or without cause by the affirmative vote of the majority of the Board. Removal will be without prejudice to the contract rights, if any, of the officer so removed.

Section 4.03    CHAIRMAN AND VICE CHAIRMAN. The Chairman of the Board (the “Chairman”), if any, will preside at all meetings of the Board and of the shareholders at which the Chairman will be present. The Chairman will have and may exercise such powers as are, from time to time, assigned to the Chairman by the Board and as may be provided by law. In the absence of the Chairman, the Vice Chairman of the Board (the “Vice Chairman”), if any, will preside at all meetings of the Board and of the shareholders at which the Vice Chairman will be present. The Vice Chairman will have and may exercise such powers as are, from time to time, assigned to such person by the Board and as may be provided by law.

Section 4.04    CHIEF EXECUTIVE OFFICER. In the absence of a Chairman and/or Vice Chairman, the Chief Executive Officer will preside as the chairman of meetings of the shareholders and the Board. The Chief Executive Officer will, subject to the control of the Board, have general and active management of the business of the Corporation and will see that all orders and resolutions of the Board are carried into effect. All other officers, officials, employees and agents will report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer, President or any executive Vice President will execute bonds, mortgages and other contracts on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof will be expressly delegated by the Board to some other officer or agent of the Corporation.

Section 4.05    PRESIDENT. In the absence or disability of the Chief Executive Officer, the President will perform all the duties of the Chief Executive Officer. When acting as the Chief Executive Officer, the President will have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President will have such other powers and perform such other duties as from time to time may be prescribed by the Board, these Bylaws, the Chief Executive Officer or the Chairman.

Section 4.06    VICE PRESIDENTS. Each Vice President may be designated by such title as the Board may determine, and each Vice President in order of their rank as designated by the Board will, in the absence or disability of the President, or at his or her request, perform the duties and exercise the powers of the President and will perform other duties as the Board will assign.

Section 4.07    SECRETARY AND ASSISTANT SECRETARIES. The Secretary will attend all meetings of the Board and of the shareholders, and will record all votes and the minutes of all proceedings and will perform like duties for the standing committees when required. The Secretary will give or cause to be given notice of all meetings of the Board and of the shareholders, and will perform other duties as may be prescribed by the Board. The Secretary will be the custodian of the records and of the seal of the Corporation, and will affix the seal to all documents and attest to it when duly authorized by the Board.

Each Assistant Secretary may, in the absence or disability of the Secretary, or at his or her request or the request of the President, perform the duties and exercise the powers of the Secretary, and will perform other duties as the Board will assign.

In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the board and of the shareholders will be recorded by the person designated by the President or by the Board.

Section 4.08    THE TREASURER AND ASSISTANT TREASURERS. The Treasurer will be the principal financial officer of the Corporation, will have the custody of the corporate funds and securities, will keep full and accurate accounts of receipts and disbursements of the Corporation, will deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories designated by the Board, and in general will perform all the duties incident to the office of Treasurer and such other duties as the Board may assign from time to time.

The Treasurer will disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for the disbursements. The Treasurer will keep and maintain the Corporation’s books of account and will render to the President and directors an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation and exhibit the books, records, and accounts to the President or directors at any time.

If required by the Board, the Treasurer will give the Corporation a bond in a sum and with a surety or sureties satisfactory to the Board for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the incumbent’s possession or under the incumbent’s control belonging to the Corporation.

Each Assistant Treasurer may, in the absence or disability of the Treasurer, or at his or her request or the request of the President, perform the duties and exercise the powers of the Treasurer, and will perform other duties as the Board will assign.

Section 4.09    AUTHORITY TO EXECUTE AGREEMENTS. All agreements of the Corporation will be executed on behalf of the Corporation by (a) the President or any Vice President, (b) such other officer or employee of the Corporation authorized in writing by the President, with such limitations or restrictions on such authority as the President deems appropriate or (c) such other person as may be authorized by the Board.

ARTICLE V

UNCERTIFICATED SHARES AND TRANSFER

Section 5.01    UNCERTIFICATED SHARES.

The shares of the Corporation will be uncertificated, provided, that any holder of uncertificated shares, upon request, will be entitled to have a certificate for shares of the Corporation so held in which case the Corporation will issue a certificate for such shares to such holder. Any certificates representing shares of the Corporation will be signed by the Chief Executive Officer, the President or a Vice President of the Corporation and either the Secretary or an Assistant Secretary of the Corporation. The signature of any such officer on any such share certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed on any such share certificate will have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issuance. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation will send to the registered owner of the uncertificated shares a written notice that sets forth all of the information required by Section 3.205 the Texas Business Organizations Code.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares, if any, of the same class and series will be identical. No share will be issued until the consideration therefor, fixed as provided by law, has been fully paid.

No requirement of the TBOC with respect to matters to be set forth on certificates representing shares of the Corporation will apply to or affect certificates outstanding when the requirement first becomes applicable to the certificates; but the requirements will apply to all certificates thereafter issued whether in connection with an original issue of shares, a transfer of shares, or otherwise.

Section 5.02    TRANSFERS OF SHARES. Shares of the Corporation will be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares will be made on the books of the Corporation only by the holder of record thereof or by such other person as may under law be authorized to endorse such shares for transfer or by such shareholder’s attorney lawfully constituted in writing. Except as otherwise provided by law, upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation will issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. No transfer of shares will be valid as against the Corporation for any purpose until it will have been entered in the share transfer records of the Corporation by an entry showing from and to what person those shares were transferred.

Section 5.03    REGISTERED SHAREHOLDERS. The Corporation will be entitled to treat the holder of record of any shares issued by the Corporation as the holder in fact thereof for all purposes, including voting those shares, receiving dividends or distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with Texas law, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents will be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares, and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it will have express or other notice of such claim or interest, except as otherwise provided by Texas law.

Section 5.04    LOST CERTIFICATES. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate is lost, stolen, or destroyed. When authorizing the issue of a new certificate or certificates, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen, or destroyed certificate or certificates or his or her legal representative to give the Corporation a bond with surety in a sum as it may direct, as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

DISTRIBUTIONS AND DIVIDENDS

Section 6.01    DECLARATION. The Board may authorize distributions on the outstanding shares in cash, property, or in the shares of the Corporation at any annual, regular, or special meeting of the Board to the extent permitted by, and subject to the provisions of, the laws of the State of Texas. The Board may by resolution create a reserve or reserves out of the Corporation’s surplus or allocate any part or all of surplus in any manner for any proper purpose or purposes, and may increase, decrease, or abolish any such reserve, designation, or allocation in the same manner, after first obtaining the written approval of a majority of the shareholders.

Section 6.02    FIXING RECORD DATES FOR DISTRIBUTIONS AND DIVIDENDS. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board may, at the time of declaring the distribution or dividend, set a date no more than sixty (60) days prior to the date of the distribution or dividend. If no record date is fixed for the determination of shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the resolution of the Board declaring the distribution or share dividend is adopted will be the record date for the determination of shareholders.

ARTICLE VII

INDEMNIFICATION

Section 7.01    INDEMNIFICATION OF EXISTING AND FORMER DIRECTORS AND OFFICERS. The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or other proceeding (whether civil, criminal, administrative, arbitrative, or investigative), including any appeal thereof, or any inquiry or investigation that could lead to such an action or proceeding (any of the foregoing to be referred to hereafter as a “proceeding”) by reason of the fact that the person (1) is or was a director or officer of the Corporation; or (2) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a partner, director, officer, venturer, proprietor, trustee, employee, administrator, or agent of another entity, organization, or an employee benefit plan (each such person in (2) to be referred to hereafter as a “delegate” and, together with each such person in (1), a “covered person”) to the fullest extent permitted by the TBOC, as the same now exists or may hereafter be amended, substituted, or replaced (but, in the case of any such amendment, substitution, or replacement, only to the extent that such amendment, substitution, or replacement permits the Corporation to provide broader indemnification rights than the TBOC permitted the Corporation to provide prior to such amendment, substitution, or replacement), against all judgments (including arbitration awards), court costs, penalties, settlements, fines, excise, and other similar taxes and reasonable attorneys’ fees (all of the foregoing to be referred to hereafter as “expenses”) actually incurred by the covered person in connection with such proceeding. The right to indemnification in this Section 7.01 will continue as to a covered person who has ceased to be a director, officer, or delegate and will inure to his or her heirs, executors, or administrators.

Section 7.02    ADVANCEMENT OF EXPENSES. The Corporation will pay or reimburse reasonable expenses incurred by a covered person currently serving as a director, officer, or delegate of the Corporation who was or is a party or is threatened to be made a party to any proceeding in advance of the final disposition of the proceeding, without any determination as to the covered person’s entitlement to indemnification, if the Corporation receives the following before any such advancement of expenses:

(a)            A written affirmation by the covered person of the covered person’s good faith belief that he or she has met the standard of conduct necessary for indemnification under the TBOC.

(b)            A written undertaking by or on behalf of the covered person to repay the amount so advanced if the final determination is that the covered person has not met the required standard of conduct set forth in the TBOC or that indemnification is prohibited by the TBOC.

Section 7.03    INDEMNIFICATION OF AND ADVANCEMENT OF EXPENSES TO OTHER PERSONS. Notwithstanding any other provision of this ARTICLE VII, the Corporation may indemnify and advance expenses to persons other than covered persons, including advisory directors, non-executive officers, employees, and agents of the Corporation, to the extent and in the manner provided by the TBOC and these Bylaws.

Section 7.04    INDEMNIFICATION RIGHTS NOT EXCLUSIVE. The rights provided pursuant to this ARTICLE VII will not be exclusive of any other rights to which a person may be entitled by applicable law, the Corporation’s Certificate, action or resolution of the Corporation’s shareholders or disinterested directors or contract.

Section 7.05    INSURANCE. The Corporation may purchase and maintain insurance or another arrangement to indemnify any covered person against any liability asserted against and incurred by the covered person in that capacity or arising out of the covered person’s status in that capacity, regardless of whether the Corporation would have the power to indemnify the covered person against that liability under applicable law.

Section 7.06    REPORTS OF INDEMNIFICATION AND ADVANCES. No later than one (1) year from the date that the Corporation indemnifies or advances expenses to a director, it will give a written report of such indemnification or advancement to the shareholders, which report must be made with or before the notice or waiver of notice of the next shareholders’ meeting or the next submission to the shareholders of a written consent without a meeting.

ARTICLE VIII

MISCELLANEOUS

Section 8.01    SEAL. The Corporation may adopt a corporate seal in a form approved by the Board. The Corporation will not be required to use the corporate seal and the lack of the corporate seal will not affect an otherwise valid contract or other instrument executed by the Corporation.

Section 8.02    CHECKS, DRAFTS, ETC. All checks, drafts or other instruments for payment of money or notes of the Corporation will be signed by an officer or officers or any other person or persons as will be determined from time to time by resolution of the Board.

Section 8.03    FISCAL YEAR. The fiscal year of the Corporation will be as determined by the Board.

Section 8.04    INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, will be held invalid or unenforceable, the provision will be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision will not be affected thereby.

Section 8.05    CONFLICT WITH APPLICABLE LAW OR CERTIFICATE. These Bylaws are adopted subject to any applicable law and the Certificate. Whenever these Bylaws may conflict with any applicable law or the Certificate, such conflict will be resolved in favor of such law or the Certificate.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 9.01    AMENDMENT OF BYLAWS. The Board may amend, alter, change, and repeal these Bylaws or adopt new bylaws. The shareholders may make additional bylaws and may alter and repeal any bylaws whether such bylaws were originally adopted by them or otherwise.